UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

GBank Financial Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-42621	82-3869786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9115 West Russell Road Suite 110
Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 851-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A ("Amendment") amends the Current Report on Form 8-K for GBank Financial Holding Inc. (the "Company") filed with the U.S. Securities and Exchange Commission (the "SEC") on July 29, 2026 (the "Original Form 8-K"). The Company is filing this Amendment solely for the purpose of correcting certain preliminary financial results reported in the Company's press release relating to its preliminary financial results for the quarter ended June 30, 2026. (the "Earnings Release"), which was furnished as Exhibit 99.1 to the Original Form 8-K, in order to align with the financial results reported in the Company's Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 13, 2026 (the "Quarterly Report").

Item 2.02 Results of Operations and Financial Condition.

The Quarterly Report contains updated information with respect to the Company's past due and nonaccrual loan classifications. The Quarterly Report updates the information included in the Earnings Release as described below:

•
An increase in nonaccrual loans as of June 30, 2026 of $1.4 million, from $50.2 million to $51.6 million, due to one loan reported as 90 days past due and accruing in the Earnings Release and transferred to nonaccrual status in the Quarterly Report.
•
A decrease in loans past due 90 days and accruing as of June 30, 2026 of $3.4 million, from $4.3 million in the Earnings Release to $868 thousand in the Quarterly Report, due to the above mentioned loan which was transferred to nonaccrual status, as well as $2.0 million of loans transferred to current status in the Quarterly Report.
•
A decrease in total nonperforming assets as of June 30, 2026 of $2.0 million, from $60.2 million in the Earnings Release to $58.2 million in the Quarterly Report, due to the above mentioned changes to loans 90 days past due and accruing in the Quarterly Report.
•
An increase in loans past due 30 to 89 days and accruing as of June 30, 2026 of $7.3 million, from $4.9 million in the Earnings Release to $12.2 million in the Quarterly Report, attributable to one multifamily loan which was thirty days past due on June 30, 2026 and paid current on July 1, 2026.
•
The Selected Amended Tables from the Earnings Release, furnished as Exhibit 99.1 to this Amendment, reflect updates to certain non-performing asset ratios and nonaccrual loan ratios as of June 30, 2026 as a result of the changes above.
•
The Selected Amended Tables from the Earnings Release, furnished as Exhibit 99.1 to this Amendment, also reflect an update to the non-performing assets: non-guaranteed line item calculation within the "Additional Financial Information" section of the Earnings Release for the periods ended March 31, 2026, December 31, 2025, and September 30, 2025. The Company updated the non-performing assets: guaranteed portion for these periods to include the guaranteed portion of other real estate owned resulting in a decrease to the non-performing assets: non-guaranteed line item for these periods which was not reflected in the Earnings Release.

The updates described in this Amendment had no impact to the Company's unaudited income statement, balance sheet, earnings per share, or allowance for credit losses during the three and six month periods ended June 30, 2026. The updates described in this Amendment were identified and recorded prior to the Company's issuance of its Quarterly Report, and were incorporated into the Quarterly Report. Therefore, no amendments to the Quarterly Report are necessary.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Amendment, including Exhibit 99.1 furnished herewith, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Amendment, including Exhibit 99.1 furnished herewith, shall not be incorporated by reference into any filing or other document pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Selected Amended Tables from Second Quarter 2026 Earnings Release of GBank Financial Holdings Inc.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date:	August 20, 2026	By:	/s/ Edward M. Nigro
Edward M. Nigro Executive Chairman and Chief Executive Officer